Exhibit 5.0

SIXTH AMENDMENT TO
LOAN AND SECURITY AGREEMENT

          This SIXTH AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Amendment”), is dated as of June 2, 2009, by and between WELLS FARGO FOOTHILL, LLC, a Delaware limited liability company and assignee of Wells Fargo Foothill, Inc., a California corporation (“Lender”), and VELOCITY INVESTMENTS, L.L.C., a New Jersey limited liability company (“Borrower”).

WITNESSETH:

          WHEREAS, Borrower and Lender’s predecessor-in-interest entered into that certain Loan and Security Agreement, dated as of January 27, 2005, as amended by that certain First Amendment to Loan and Security Agreement, dated as of February 27, 2006, that certain Second Amendment to Loan and Security Agreement, dated as of December 8, 2006, that certain Third Amendment to Loan and Security Agreement, dated as of February 23, 2007, that certain Fourth Amendment to Loan and Security Agreement, dated as of February 29, 2008, and that certain Fifth Amendment to Loan and Security Agreement, dated as of November 1, 2008 (as amended, restated, supplemented or otherwise modified through the date hereof, the “Loan Agreement”);

          WHEREAS, Borrower has requested that Lender waive certain violations of financial covenants contained in the Loan Agreement for certain periods and modify a certain financial covenant contained in the Loan Agreement, as more fully set forth herein; and

          WHEREAS, Lender is willing to waive certain violations of financial covenants contained in the Loan Agreement for certain periods and modify a certain financial covenant contained in the Loan Agreement, subject to the terms hereof;

          NOW THEREFORE, in consideration of the premises and of the mutual covenants contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

          SECTION 1. Defined Terms. Unless otherwise defined herein, all capitalized terms used herein have the meanings assigned to such terms in the Loan Agreement, as amended hereby.

          SECTION 2. Amendments. Upon the Sixth Amendment Effective Date (as hereinafter defined), the Loan Agreement shall be amended as follows:

          (a)     The following definition in Section 1.1 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

“‘Parent’ means Velocity Portfolio Group, Inc., a Delaware corporation formerly known as Velocity Asset Management, Inc.”

          (b)     Section 7.17(d) of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

“(d) at all times, the sum of Parent’s stockholder’s equity plus Subordinated Debt at not less than $22,000,000.00,”

          (c)     Exhibit C-1 to the Loan Agreement is hereby deleted its entirety and replaced with Exhibit C-1 attached hereto and incorporated herein.

          SECTION 3. Waiver. Upon the Sixth Amendment Effective Date, Lender hereby waives the Events of Default resulting solely from (a) the failure of the Net Income of Borrower for the calendar quarters ending on December 31, 2008, and March 31, 2009, to be not less than $375,000, in violation of Section 7.17(e) of the Loan Agreement, (b) the failure of the Net Income of Parent for the calendar quarters ending on December 31, 2008, and March 31, 2009, to be not less than $200,000, in violation of Section 7.17(f) of the Loan Agreement, and (c) the failure of the sum of Parent’s stockholder’s equity plus Subordinated Debt to be not less than $25,000,000 during the period from December 31, 2008, to June 2, 2009, in violation of Section 7.17(d) of the Loan Agreement. Nothing contained in this Amendment or any other communication between Lender and Borrower shall be a waiver of any other present or future violation or Event of Default under the Loan Agreement or any other Loan Document (collectively, the “Other Violations”). Similarly, nothing contained in this Amendment shall directly or indirectly in any way: (x) impair, prejudice or otherwise adversely affect Lender’s right at any time to exercise any right, privilege or remedy in connection with the Loan Agreement or any other Loan Document with respect to any Other Violations or (y) constitute any course of dealing or other basis for altering any obligation of Borrower or Parent under the Loan Agreement or any other Loan Document or any right, privilege or remedy of Lender under the Loan Agreement, any other Loan Document, or any other contract or instrument with respect to the Other Violations.

          SECTION 4. Representations, Warranties and Covenants of the Borrower. The Borrower represents and warrants to Lender and agrees that:

          (a)     the representations and warranties contained in the Loan Agreement (as amended hereby) and the other outstanding Loan Documents are true and correct in all material respects at and as of the date hereof as though made on and as of the date hereof, except (i) to the extent specifically made with regard to a particular date and (ii) for such changes as are a result of any act or omission specifically permitted under the Loan Agreement (or under any Loan Document), or as otherwise specifically permitted or waived by the Lender;

          (b)     on the Sixth Amendment Effective Date, after giving effect to this Amendment, no Default or Event of Default will have occurred and be continuing;

          (c)     the execution, delivery and performance of this Amendment have been duly authorized by all necessary action on the part of, and duly executed and delivered by the Borrower, and this Amendment is a legal, valid and binding obligation of the Borrower enforceable against Borrower in accordance with its terms, except as the enforcement thereof may be subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting creditors’ rights generally and general principles of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law); and

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          (d)     the execution, delivery and performance of this Amendment do not conflict with or result in a breach by Borrower of any term of any material contract, loan agreement, indenture or other agreement or instrument to which Borrower is a party or is subject.

          SECTION 5. Conditions Precedent to Effectiveness of Amendment. This Amendment shall become effective as of June 2, 2009 (the “Sixth Amendment Effective Date”), upon satisfaction of each of the following conditions:

          (a)     The Borrower and Lender shall have executed and delivered to Lender this Amendment and such other documents as Lender may reasonably request;

          (b)     Parent and TLOP shall reaffirm each Guaranty and Security and Pledge Agreement to which it is a party;

          (c)      The Borrower shall have paid to Lender the Amendment Fee required to be paid by the terms of this Amendment; and

          (d)     All legal matters incident to the transactions contemplated hereby shall be reasonably satisfactory to counsel for the Lender.

          SECTION 6. Amendment Fee. On the date of execution of this Amendment, Lender shall have earned, and Borrower shall pay to Lender, an amendment fee in an amount equal to $35,000.00 (the “Amendment Fee”). Lender hereby is expressly authorized by Borrower to (i) charge such amount to the Loan Account when due and payable, and (ii) designate such amount as an Advance under the Loan Agreement when so paid.

          SECTION 7. Execution in Counterparts. This Amendment may be executed in counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.

          SECTION 8. Costs and Expenses. The Borrower hereby affirms its obligation under the Loan Agreement to reimburse Lender for all Lender Expenses paid or incurred by Lender in connection with the preparation, negotiation, execution and delivery of this Amendment, including but not limited to the attorneys’ fees and time charges of attorneys for Lender with respect thereto.

          SECTION 9. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUCTED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA, WITHOUT REGARD TO THE INTERNAL CONFLICTS OF LAWS PROVISIONS THEREOF.

          SECTION 10. Effect of Amendment; Reaffirmation of Loan Documents. The parties hereto agree and acknowledge that (i) nothing contained in this Amendment in any manner or respect limits or terminates any of the provisions of the Loan Agreement or the other outstanding Loan Documents other than as expressly set forth herein and (ii) the Loan Agreement (as amended hereby) and each of the other outstanding Loan Documents remain and continue in full force and effect and are hereby ratified and reaffirmed in all respects. Upon the effectiveness of this Amendment, each reference in the Loan Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of similar import shall mean and be a reference to the Loan Agreement as amended hereby.

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          SECTION 11. Headings. Section headings in this Amendment are included herein for convenience of any reference only and shall not constitute a part of this Amendment for any other purposes.

          SECTION 12. Release. BORROWER HEREBY ACKNOWLEDGES THAT AS OF THE DATE HEREOF IT HAS NO DEFENSE, COUNTERCLAIM, OFFSET, CROSS-COMPLAINT, CLAIM OR DEMAND OF ANY KIND OR NATURE WHATSOEVER THAT CAN BE ASSERTED TO REDUCE OR ELIMINATE ALL OR ANY PART OF ITS LIABILITY TO REPAY THE OBLIGATIONS OR TO SEEK AFFIRMATIVE RELIEF OR DAMAGES OF ANY KIND OR NATURE FROM LENDER, ITS AFFILIATES, PARTICIPANTS OR ANY OF THEIR RESPECTIVE DIRECTORS, OFFICERS, AGENTS, EMPLOYEES OR ATTORNEYS. BORROWER HEREBY VOLUNTARILY AND KNOWINGLY RELEASES AND FOREVER DISCHARGES LENDER, ITS AFFILIATES AND PARTICIPANTS, AND THEIR RESPECTIVE PREDECESSORS, OFFICERS, DIRECTORS, EMPLOYEES, SUCCESSORS AND ASSIGNS, FROM ALL POSSIBLE CLAIMS, DEMANDS, ACTIONS, CAUSES OF ACTION, DAMAGES, COSTS, EXPENSES, AND LIABILITIES WHATSOEVER, KNOWN OR UNKNOWN, ANTICIPATED OR UNANTICIPATED, SUSPECTED OR UNSUSPECTED, FIXED, CONTINGENT, OR CONDITIONAL, AT LAW OR IN EQUITY, ORIGINATING IN WHOLE OR IN PART ON OR BEFORE THE DATE THIS AMENDMENT IS EXECUTED, WHICH BORROWER MAY NOW OR HEREAFTER HAVE AGAINST LENDER AND ITS PREDECESSORS, OFFICERS, AGENTS, DIRECTORS, EMPLOYEES, SUCCESSORS AND ASSIGNS, IF ANY, AND IRRESPECTIVE OF WHETHER ANY SUCH CLAIMS ARISE OUT OF CONTRACT, TORT, VIOLATION OF LAW OR REGULATIONS, OR OTHERWISE, AND ARISING FROM THE LIABILITIES, THE EXERCISE OF ANY RIGHTS AND REMEDIES UNDER THE LOAN AGREEMENT OR OTHER LOAN DOCUMENTS, AND NEGOTIATION FOR AND EXECUTION OF THIS AMENDMENT. BORROWER HEREBY COVENANTS AND AGREES NEVER TO INSTITUTE ANY ACTION OR SUIT AT LAW OR IN EQUITY, NOR INSTITUTE, PROSECUTE, OR IN ANY WAY AID IN THE INSTITUTION OR PROSECUTION OF ANY CLAIM, ACTION OR CAUSE OF ACTION, RIGHTS TO RECOVER DEBTS OR DEMANDS OF ANY NATURE AGAINST LENDER, ITS AFFILIATES AND PARTICIPANTS, OR THEIR RESPECTIVE SUCCESSORS, ATTORNEYS, OFFICERS, AGENTS, DIRECTORS, EMPLOYEES, AND PERSONAL AND LEGAL REPRESENTATIVES ARISING ON OR BEFORE THE DATE HEREOF OUT OF OR RELATED TO LENDER’S ACTIONS, OMISSIONS, STATEMENTS, REQUESTS OR DEMANDS IN ADMINISTERING, ENFORCING, MONITORING, COLLECTING OR ATTEMPTING TO COLLECT THE OBLIGATIONS OF BORROWER TO LENDER, WHICH OBLIGATIONS WERE EVIDENCED BY THE LOAN AGREEMENT AND OTHER LOAN DOCUMENTS.

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          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered as of the date first above written.

BORROWER:

VELOCITY INVESTMENTS, L.L.C., a New Jersey limited liability company

By:	/s/ W. Peter Ragan, Jr.

Name:	W. Peter Ragan, Jr.
Title:	President

LENDER:

WELLS FARGO FOOTHILL, LLC, a Delaware limited liability company

By:	/s/ Aharon Tarnavsky

Name:	Aharon Tarnavsky
Title:	Vice President

Reaffirmation of Guaranties and Pledge Agreements

          Each of Velocity Portfolio Group, Inc. (formerly known as Velocity Asset Management, Inc.), a Delaware corporation (“Parent”), and TLOP Acquisition Company, LLC, a New Jersey limited liability company (“TLOP” and, together with Parent, the “Guarantors”) hereby (i) consents and agrees to the terms and provisions of the foregoing Amendment and each of the transactions contemplated thereby, and confirms and agrees that all references in the Loan Documents to the “Loan Agreement” shall mean the Loan Agreement as amended by the foregoing Amendment, (ii) agrees that the General Continuing Guaranty, dated as of January 27, 2005, executed by such Guarantor for the benefit of Lender (each, a “Guaranty”), remains in full force and effect and continues to be the legal, valid and binding obligation of such Guarantor enforceable against such Guarantor in accordance with its terms, (iii) agrees that the Security and Pledge Agreement, dated as of January 27, 2005, executed by such Guarantor for the benefit of Lender (each, a “Pledge Agreement”), remains in full force and effect and continues to be the legal, valid and binding obligation of such Guarantor enforceable against such Guarantor in accordance with its terms.

          Furthermore, each Guarantor hereby agrees and acknowledges that (a) the Guaranty executed by such Guarantor is not subject to any claims, defenses or offsets, (b) nothing contained in the Amendment shall adversely affect any right or remedy of Lender under the Guaranty executed by such Guarantor or any agreement executed by such Guarantor in connection therewith, (c) the execution and delivery of the Amendment or any agreement entered into by Lender in connection therewith shall in no way reduce, impair or discharge any obligations of such Guarantor pursuant to the Guaranty executed by such Guarantor and shall not constitute a waiver by Lender of any of Lender’s rights against such Guarantor under the Guaranty executed by such Guarantor, (d) the Pledge Agreement executed by such Guarantor is not subject to any claims, defenses or offsets, (e) nothing contained in the Amendment shall adversely affect any right or remedy of Lender under the Pledge Agreement executed by such Guarantor or any agreement executed by such Guarantor in connection therewith, (f) the execution and delivery of the Amendment or any agreement entered into by Lender in connection therewith shall in no way reduce, impair or discharge any obligations of such Guarantor pursuant to the Pledge Agreement executed by such Guarantor and shall not constitute a waiver by Lender of any of Lender’s rights against such Guarantor under the Pledge Agreement executed by such Guarantor, (g) the consent of such Guarantor is not required for the effectiveness of the Amendment and (h) no consent by such Guarantor is required for the effectiveness of any future amendment, modification, forbearance or other action with respect to the Loan Agreement or any present or future Loan Document (other than the Guaranty or Pledge Agreement executed by such Guarantor).

VELOCITY PORTFOLIO GROUP, INC. a Delaware corporation

By:

Name:
Title:

TLOP ACQUISITION COMPANY, L.L.C., a New Jersey limited liability company

By:	Velocity Asset Management, Inc. its sole member

By:

Name:
Title:

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EXHIBIT C-1

Form of Compliance Certificate

[on letterhead of Velocity Investments, L.L.C.]

To:	Wells Fargo Foothill, LLC
14241 Dallas Parkway, Suite 1300
Dallas, Texas 75254
Attn: Loan Portfolio Manager—Velocity Investments

	Re:	Compliance Certificate for the month/quarter ended ____________________.

Ladies and Gentlemen:

          Reference is made to that certain Loan and Security Agreement, dated as of January 27, 2005, between Velocity Investments, L.L.C., a New Jersey limited liability company (“Borrower”), and WELLS FARGO FOOTHILL, LLC (together with its successors and permitted assigns, the “Lender”), as amended, restated, renewed, replaced, supplemented or otherwise modified from time to time (the “Loan Agreement”). Capitalized terms used in this Compliance Certificate have the meanings set forth in the Loan Agreement unless specifically defined herein.

          Pursuant to Section 6.3 of the Loan Agreement, the undersigned officer of Borrower hereby certifies that:

          1.     The financial statements of Borrower and Parent furnished in Schedule 1 attached hereto, have been prepared in accordance with GAAP (except for the lack of footnotes and being subject to year-end audit adjustments, in the case of financial statements other than those as of the fiscal year end of Borrower and Parent) and fairly present in all material respects the financial condition of Borrower and Parent, respectively.

          2.     The representations and warranties of Borrower contained in the Loan Agreement and the other Loan Documents are true and correct in all material respects on and as of the date of this Certificate, as though made on and as of such date (except to the extent that such representations and warranties (x) relate solely to an earlier date, (y) relate to an action or omission permitted by Lender to the extent of such permission), or (z) are set forth on Schedule 2 attached hereto).

          3.     Such officer has reviewed the terms of the Loan Agreement and has made, or caused to be made under his supervision, a review in reasonable detail of the transactions and condition of Borrower and Parent during the accounting period covered by the financial statements delivered pursuant to Section 6.3 of the Loan Agreement.

          4.     Such review has not disclosed the existence on and as of the date hereof, and the undersigned does not have knowledge of the existence as of the date hereof, of any event or condition that constitutes a Default or Event of Default, except for such conditions or events listed on Schedule 2 attached hereto, specifying the nature and period of existence thereof and what action Borrower has taken, is taking, or proposes to take with respect thereto.

          5.     Each of Borrower and Parent is in compliance with the applicable covenants contained in Section 7.17 of the Loan Agreement, all as demonstrated on Schedule 3 hereof.

          IN WITNESS WHEREOF, this Compliance Certificate is executed by the undersigned this _____ day of _______________, ________.

Velocity Investments, L.L.C.

By:

Name:

Title:

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SCHEDULE 1

Financial Statements

[Attached]

SCHEDULE 2

Defaults or Events of Default

[Attached]

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SCHEDULE 3

FINANCIAL COVENANTS
For the month/quarter ended _______________ (the “Date”)

          1.     Compliance with Debt to ERRV Ratio.

PORTFOLIO POOL NO.	LOAN SUB-ACCOUNT BALANCE[1]	ERRV[2]	RATIO OF LOAN SUB-ACCOUNT BALANCE TO ERRV[3]	IS RATIO IN COMPLIANCE?[4]

TOTAL

[1] Outstanding balance of the Loan Sub-Account for the corresponding Portfolio Pool
[2] ERRV for the corresponding Portfolio Pool
[3] Number in second column divided by number in third column
[4] Is the value in the fourth column less than or equal to .30?

          2.     Minimum Net Worth and Subordinated Debt of Borrower.

                    (a)     The Minimum Net Worth and Subordinated Debt of Borrower, as of the Date, is calculated as follows:

(i)	Borrower’s member’s equity on the Date is:	$_________________

(ii)	Borrower’s Subordinated Debt on the Date is:	$_________________

(iii)	The sum of Item (a)(i) and Item (a)(ii) is:	$_________________

                    (b)     The Net Worth and Subordinated Debt of Borrower required under Section 7.17(c) of the Loan Agreement, as amended, is to be at least $14,000,000.

                    (c)     The amount in Item (a)(iii) [is/is not] greater than or equal to the amount in Item (b).

          3.     Minimum Net Worth and Subordinated Debt of Parent.

                    (a)     The Minimum Net Worth and Subordinated Debt of Parent, as of the Date, is calculated as follows:

(i)	Parent’s stockholders’ equity on the Date is:	$_________________

(ii)	Parent’s Subordinated Debt on the Date is:	$_________________

(iii)	The sum of Item (a)(i) and Item (a)(ii) is:	$_________________

                    (b)     The Net Worth and Subordinated Debt of Parent required under Section 7.17(d) of the Loan Agreement, as amended, is to be at least $22,500,000.

                    (c)     The amount in Item (a)(iii) [is/is not] greater than or equal to the amount in Item (b).

          4.     Minimum Net Income of Borrower.

(a)	The Net Income of the Borrower for the three-month period ended on the Date is	$_________________

                    (b)     The Net Income of Borrower set forth above [is/is not] greater than or equal to $375,000.00 (the amount set forth in Section 7.17(e) of the Loan Agreement).

          5.     Minimum Net Income of Parent.

(a)	The Net Income of the Parent for the three-month period ended on the Date is	$_________________

                    (b)     The Net Income of Parent set forth above [is/is not] greater than or equal to $200,000.00 (the amount set forth in Section 7.17(f) of the Loan Agreement).